UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2010

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of Forest Oil Corporation (“Forest”) authorized Forest to amend (the “Amendment”) Forest’s Executive Deferred Compensation Plan (the “EDC Plan”).  The material terms of the Amendment: (i) provide a means whereby participants in the EDC Plan may contribute to the EDC Plan prior to exhaustion of the maximum contributions to the Forest Oil Corporation Retirement Savings Plan (the “401(k) Plan”) to include (a) providing that, if a participant contributed to the EDC Plan for a year but did not defer the maximum amount under the 401(k) Plan for the same year, any such shortfall will be deducted from the EDC Plan and, upon timely election by the participant, contributed into the 401(k) Plan on a tax-free basis prior to March 15 of the following year, (b) receive a matching contribution on all amounts deferred under the 401(k) Plan notwithstanding that such deferrals may be accelerated and made early in the year, and (c) make the maximum deferral of compensation into the EDC Plan and 401(k) Plan on a tax-deferred basis or into the 401(k) Plan on an after-tax basis; and (ii) allow participants in the EDC Plan to contribute additional amounts of base pay to the EDC Plan beginning January 1 of each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: November 22, 2010	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary